Exhibit 5.1

[LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]

January 6, 2023

Summit Materials, Inc.
1801 California Street, Suite 3500
Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel to Summit Materials, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) an aggregate of up to 1,312,004 shares of Class A common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Exchange Shares”) issuable upon exchange of limited partnership units (“LP Units”) of Summit Materials Holdings L.P., a Delaware limited partnership (“Holdings”), and (ii)  an indeterminate number of additional shares of Common Stock (the “Additional Shares”) that may be sold by the Company and/or selling stockholders who may be identified in future supplements to the prospectus contained in the Registration Statement (the “Prospectus”). The Exchange Shares and the Additional Shares, referred to collectively as the “Shares,” may be sold from time to time by the Company and/or certain selling stockholders of the Company. The Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and any supplements to the Prospectus pursuant to Rule 415 under the Securities Act.

We have examined the Registration Statement, and the Exchange Agreement, dated as of March 11, 2015, among the Company, Holdings and the holders of LP Units from time to time party thereto (as amended by Amendment No. 1 to Exchange Agreement, dated as of August 4, 2015, the “Exchange Agreement”), which has been filed with the Commission and incorporated by reference as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, with respect to the issuance of any shares of Common Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.        When the Exchange Shares are issued in exchange for LP Units in accordance with the Exchange Agreement, the Exchange Shares will be validly issued, fully paid and nonassessable.

2.        The Additional Shares that have been issued as of the date hereof are validly issued, fully paid and nonassessable. With respect to Additional Shares that have not been issued as of the date hereof, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of any Additional Shares that have not been issued as of the date hereof and (b) the due issuance and delivery of such Additional Shares, upon payment therefor in accordance with the applicable definitive agreement, contract or arrangement for distribution approved by the Board of Directors of the Company, such Additional Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP